Exhibit (d)(15)

            TRADUCTION NON OFFICIELLE - POUR INFORMATION UNIQUEMENT


                               NIKU CORPORATION
                          2000 EQUITY INCENTIVE PLAN
                         CONTRAT D'OPTIONS SUR TITRES


                  Ce Contrat d'options sur titres (ci-apres le "Contrat") est etabli et signe a la Date d'octroi (ci-apres la "Date d'octroi") figurant sur l'Avis d'octroi d'options sur titres ci-joint (ci-apres "l'Avis"), d'une part par NIKU Corporation, une societe de l'Etat du Delaware (ci-apres la "Societe") et, d'autre part, par le Beneficiaire de l'option cite dans l'Avis (ci-apres le "Beneficiaire"). Les mots en lettres majuscules qui ne sont pas definis dans ce document auront le sens qui leur a ete assigne par le 2000 Equity Incentive Plan de la Societe (ci-apres le "Plan").

                  1. Octroi d'option. Par le present Contrat, la Societe octroie au Beneficiaire une option (ci-apres cette "Option") afin de souscrire a hauteur du nombre total d'actions ordinaires de la Societe figurant sur l'Avis sous "Total des Actions d'options" (ci-apres collectivement les "Actions") au Prix d'exercice par action figurant sur l'Avis (ci-apres le"Prix d'exercice "), sous reserve de l'ensemble des dispositions et conditions de l'Avis, de ce Contrat et du Plan. Au cas ou elle serait designee en tant qu'Option sur titres dans cet Avis, cette Option a pour objet d'etre qualifie de "Incentive Stock Option", selon le sens assigne a ce terme a l'article 422 du Code fiscal des Etats-Unis de 1986 (Internal Revenue Code of 1986), tel que modifie (ci-apres le "Code fiscal"), dans les limites autorisees par l'article 422 du Code fiscal.

                  2. Attribution ; Periode d'exercice

                          2.1 Attributions d'Actions. Cette Option pourra etre
exercee au moment de sa pleine attribution. Sous reserve des dispositions et conditions de l'Avis, du Plan et de ce Contrat, cette Option sera pleinement attribuee et pourra etre exercee vis-a-vis des groupes d'Actions indiques dans l'Avis.

                          2.2 Attributions d'Options. Les Actions attribuees
conformement au calendrier figurant a la section 2.1 de ce document sont des "Actions pleinement attribuees". Les Actions qui ne sont pas pleinement attribuees, conformement au calendrier figurant a la section 2.1 de ce document, sont des "Actions non attribuees".

                          2.3 Expiration. Cette Option expirera a la Date
d'expiration figurant sur l'Avis et doit imperativement etre exercee, le cas echeant, au plus tard a la Date d'expiration, ou a la date a laquelle cette Option est resiliee conformement aux clauses de la section 3 de ce Contrat lorsqu'une telle date intervient avant la Date d'expiration.

                  3. Resiliation

                          3.1 Resiliation pour une cause quelconque, excepte
pour cause de deces ou d'invalidite du Beneficiaire, ou pour cause. Au cas ou l'emploi du Beneficiaire serait resilie pour une raison autre que le deces ou l'invalidite du Beneficiaire ou pour toute autre raison, alors cette Option, a condition (et uniquement a condition) qu'elle soit pleinement attribuee a la Date de resiliation conformement au calendrier figurant a la section 2.1 de ce document, pourra etre exercee par le Beneficiaire au plus tard trois (3) mois apres la Date de resiliation et au plus tard a la Date d'expiration.

                          3.2 Resiliation pour cause de deces ou d'invalidite
du Beneficiaire. Au cas ou l'emploi du Beneficiaire serait resilie en raison du deces ou de l'invalidite de ce dernier (ou en cas de deces du Beneficiaire dans les trois (3) mois suivants la Date de resiliation de son emploi pour une raison autre qu'un motif ou pour cause d'invalidite), alors cette Option, a condition (et uniquement a condition) qu'elle soit pleinement attribuee a la Date de resiliation conformement au calendrier figurant a la section 2.1 de ce document, pourra etre exercee par le Beneficiaire (ou par fonde de pouvoir ou par son ayant droit habilite) au plus tard douze (12) mois apres la Date de resiliation et au plus tard a la Date d'expiration. Tout exercice effectue trois (3) mois apres la Date de resiliation lorsqu'une telle Resiliation intervient pour des raisons autres que le deces ou l'invalidite du Beneficiaire, selon le sens assigne par l'article 22(e)(3) du Code fiscal, sera reputee etre un exercice d'une option sur titres non exemptee.

                          3.3 Resiliation pour cause. Au cas ou l'emploi du
Beneficiaire serait resilie pour cause, cette Option expirera le jour de la Resiliation de l'emploi du Beneficiaire.

                          3.4 Absence d'obligation d'emploi. Rien dans le Plan
ou dans ce Contrat ne confere au Beneficiaire un quelconque droit a continuer a etre employe par la Societe ou par une quelconque Filiale ou societe parente de la Societe, ni a entretenir toute autre type de relation avec la Societe ou avec une quelconque Filiale ou societe parente de la Societe a tout moment, avec ou sans motif.

                  4. Methode d'exercice

                          4.1 Contrat d'exercice d'options sur titres. Pour
exercer cette Option, le Beneficiaire (ou, dans le cas d'un exercice effectue a la suite du deces du Beneficiaire, son executeur testamentaire, administrateur legal, heritier ou legataire, selon le cas) doit imperativement envoyer a la Societe un contrat d'exercice d'option sur titres signe et sous une forme qui pourrait etre autorisee par la Societe le cas echeant (ci-apres le "Contrat d'exercice"), contrat qui indiquera, entre autres, si le Beneficiaire a decide d'exercer son option, le nombre d'actions souscrites, toute restriction imposee aux Actions et toute information, garantie et accord concernant les intentions de placement du Beneficiaire et l'acces aux informations, selon ce qui pourrait etre exige par la Societe afin de se conformer au droit sur les valeurs mobilieres. Au cas ou une personne autre que le Beneficiaire exercerait cette Option, alors une telle personne devra imperativement soumettre des documents demontrant, aux yeux de la Societe, de maniere raisonnablement acceptable qu'une telle personne est en droit d'exercer cette Option.

                          4.2 Restrictions aux exercices. Cette Option ne
pourra pas etre exercee tant qu'un tel exercice n'est pas conforme a l'ensemble des lois sur les valeurs mobilieres federales et regionales en vigueur a la date de l'exercice.

                          4.3 Paiement. Le Contrat d'exercice sera accompagne
du paiement integral du Prix d'exercice correspondant aux Actions souscrites, par apport de fonds (sous forme de cheque bancaire) ou, lorsque la loi l'autorise :

                          (a) par annulation de la dette de la Societe aupres
du Beneficiaire,

                          (b) par restitution des Actions Ordinaires de la
Societe qui ont ete detenues (1) soit par le Beneficiaire pendant plus de six
(6) mois et ont ete payees, selon le sens assigne a ce terme par la Regle n(degree) 144 de la Securities and Exchange Commission, ou S.E.C. (equivalent americain de la Commission des Operations de Bourse) (et, dans le cas ou de telles actions ont ete souscrites aupres de la Societe, par le biais d'un billet a ordre, un tel billet ayant ete integralement paye vis-a-vis des actions en question), soit (2) par le Beneficiaire sur un marche de valeur mobilieres, (3) et Actions Ordinaires qui sont, par ailleurs, libres de tout droit de retention et de toute opposition, gage ou interet patrimonial,

                          (c) par dispense de remuneration due ou accrue au
profit du Beneficiaire pour services rendus ;

                          (d) dans la mesure ou un marche de valeur mobilieres
existe pour l'action de la Societe : (1) par le biais d'un engagement de "vente dans la journee" de la part du Beneficiaire et d'un courtier membre de l'Association nationale des operateurs boursiers (National Association of Securities Dealers, NASD) (ci-apres un "Courtier NASD"), engagement en vertu duquel le Beneficiaire choisit irrevocablement d'exercer cette Option et de ceder une partie des Actions ainsi souscrites afin de payer le Prix d'exercice et en vertu duquel le Courtier NASD s'engage irrevocablement, une fois qu'il aura recu de telles Actions, a transferer directement a la Societe le montant du prix d'exercice, ou (2) par le biais d'un engagement sur marge de la part du Beneficiaire et d'un Courtier NASD en vertu duquel le Beneficiaire s'engage irrevocablement d'exercer cette Option et de nanti au Courtier NASD les Actions ainsi souscrites par le biais d'un compte sur marge constituant une garantie de pret de la part du Courtier NASD d'un montant egal au Prix d'exercice, et en vertu duquel le Courtier NASD s'engage irrevocablement, une fois qu'il aura recu de telles Actions, a transferer directement a la Societe le montant du prix d'exercice ; ou

                          (e) par une quelconque combinaison des options
precitees.

                          4.4 Retenue fiscale a la source. Avant d'emettre les
Actions suite a l'exercice de cette Option, le Beneficiaire doit imperativement payer ou assumer toute retenue fiscale federale ou regionale a la source applicable a la Societe. Au cas ou le Comite l'autoriserait, le Beneficiaire sera en droit de prevoir le paiement de taxes retenues a la source a la suite de l'exercice de cette Option en demandant a ce que la Societe conserve des Actions a une juste valeur de marche egale au montant minimum des retenues fiscales a la source. Dans ce cas, la Societe emettra au profit du Beneficiaire un nombre d'Actions net en deduisant les Actions conservees des Actions pouvant etre emises au moment de l'exercice.

                          4.5 Emission d'Actions. Sous reserve que le Contrat
d'exercice et que le paiement soient, tant par leur forme que par leur contenu, juges satisfaisants par le conseiller juridique de la Societe, cette derniere emettra les Actions enregistrees sous le nom du Beneficiaire, du mandataire habilite du Beneficiaire ou du fonde de pouvoir du Beneficiaire, et enverra les certificats representant les Actions accompagnes des legendes appropriees figurant sur de tels certificats.

                  5. Notice disqualifiante d'Actions d'un Plan d'incitation a l'epargne en actions. Lorsque cette Option a ete octroyee dans le cadre d'un Plan d'incitation a l'epargne en actions, et si le Beneficiaire cede un nombre quelconque d'Actions souscrites en vertu d'un Plan d'incitation a l'epargne en actions au plus tard, soit (a) a la date du deuxieme (2eme) anniversaire de la Date d'octroi de cette Option, soit (b) a la date du premier (1er) anniversaire de la cession de telles Actions au Beneficiaire au moment de l'exercice de cette Option, si cette date intervient ulterieurement a la premiere, alors le Beneficiaire informera la Societe immediatement et par ecrit d'une telle cession.

                  6. Conformite a la loi et a la reglementation. L'exercice de cette Option, ainsi que l'emission et la cession d'Actions, seront assujetties au respect de l'ensemble des dispositions des lois federales et regionales americaines de la part de la Societe et du Beneficiaire, ainsi que de l'ensemble des regles imposees par une quelconque bourse de valeurs a laquelle l'Action ordinaire de la Societe pourrait etre cotee au moment d'une telle emission ou cession. Le Beneficiaire reconnait que la Societe n'est aucunement tenue d'enregistrer ou d'agreer les Actions aupres de la S.E.C., de toute commission des operations de bourse regionale ou d'une quelconque bourse de valeurs afin de rendre effective une telle conformite.

                  7. Interdiction de cession de l'Option. Cette Option ne pourra en aucun cas etre cedee autrement qu'en vertu des dispositions et conditions du Plan, d'instructions testamentaires ou du droit de la succession, et pourra uniquement etre exercee par le Beneficiaire pendant la vie de ce dernier. Les dispositions de cette Option seront obligatoires pour les executeurs testamentaires, les administrateurs legaux, les successeurs et les ayants droit du Beneficiaire.

                  8. Consequences fiscales. Veuillez lire ci-dessous un resume, a jour a compter de la date a laquelle le conseil d'administration a adopte le Plan, des consequences fiscales au niveau federal aux Etats-Unis de l'exercice de cette Option et de la cession d'Actions. CE RESUME EST INEVITABLEMENT INCOMPLET ET LE DROIT ET LA REGLEMENTATION EN MATIERE FISCALE SONT SUSCEPTIBLES D'EVOLUER. IL EST CONSEILLE AU BENEFICIAIRE DE CONSULTER UN EXPERT FISCAL AVANT D'EXERCER CETTE OPTION OU DE CEDER DES ACTIONS.

                          8.1 Exercice d'une Option d'incitation a l'epargne
en actions. Sous reserve que cette Option ne soit une forme de Plan d'incitation a l'epargne en actions, l'exercice de cette Option n'est assujettie a aucun impot sur le revenu ordinaire au niveau federal aux Etats-Unis, mais la difference, le cas echeant, entre le Prix d'exercice et la juste valeur de marche des Actions a la date de l'exercice sera traitee comme un traitement fiscal preferentiel au regard de l'impot federal americain sur le revenu et pourrait soumettre le Beneficiaire a un impot alternatif minimum au cours de l'annee de l'exercice.

                          8.2 Exercice d'Options sur titres non exemptees.
Sous reserve que cette Option ne puisse etre consideree comme un forme de Plan d'incitation a l'epargne en actions, l'exercice de cette Option pourrait etre assujettie a un impot sur le revenu ordinaire au niveau federal aux Etats-Unis. Le Beneficiaire sera considere comme ayant recu des revenus remunerateurs (imposables aux taux d'imposition ordinaires) egaux a la difference, le cas echeant, entre le Prix d'exercice et la juste valeur de marche des Actions a la date de l'exercice. La Societe pourrait etre tenue de retenir a la source la remuneration du Beneficiaire, ou de facturer au Beneficiaire et de reverser a l'administration fiscale competente un montant egal a un pourcentage d'un tel revenu remunerateur au moment de l'exercice.

                          8.3 Cession d'Actions. Les consequences fiscales
suivantes pourraient s'appliquer aux cessions d'Actions.

                          (a) Options d'incitation a l'epargne en actions. Au
cas ou les Actions seraient detenues par le Beneficiaire pendant une periode minimum de douze (12) mois a compter de la date de cession des Actions en vertu de l'exercice d'une Option de Plan d'incitation a l'epargne en actions, et au cas ou ces Actions seraient cedees au minimum deux (2) ans apres la Date d'octroi, alors tout gain financier realise par le biais de la cession des Actions sera considere comme une plus-value au regard de l'impot federal americain sur le revenu. Au cas ou les Actions souscrites dans le cadre d'un Plan d'incitation a l'epargne en actions seraient cedees au cours de la periode applicable de un (1) an ou de deux (2) ans, alors tout gain financier realise par le biais d'une telle cession sera considere comme un revenu remunerateur (imposable aux taux d'imposition ordinaires) a hauteur de la difference, le cas echeant, entre le Prix d'exercice et la juste valeur de marche des Actions a la date de l'exercice.

                          (b) Options sur titres non exemptees. Au cas ou les
Actions seraient detenues par le Beneficiaire pendant une periode minimum de douze (12) mois a compter de la date de cession des Actions en vertu de l'exercice d'une Option sur titres non exemptee, tout gain financier realise par le biais de la cession des Actions sera considere comme une plus-value a long terme.

                          (c) Retenue a la source. La Societe pourrait etre
tenue de retenir a la source la remuneration du Beneficiaire, ou de facturer au Beneficiaire et de reverser a l'administration fiscale competente un montant egal a un pourcentage d'un tel revenu remunerateur.

                  9. Privileges des actionnaires. Le Beneficiaire ne disposera d'aucun des droits accordes aux actionnaires vis-a-vis de toute Action avant que des Actions ne soient emises au profit du Beneficiaire.

                  10. Interpretation. Tout litige concernant l'interpretation de ce Contrat sera soumis pour examen au Comite par le Beneficiaire ou par la Societe. La resolution d'un tel litige par le Comite sera sans appel et liera pour la Societe ainsi que le Beneficiaire.

                  11. Integralite du Contrat. Le Plan est incorpore a ce Contrat par reference. Ce Contrat, le Plan et le Contrat d'exercice representent collectivement l'integralite du contrat et de l'accord entre les parties au contrat concernant l'objet de ce contrat et remplacent l'ensemble des accords et contrats anterieurs portant sur l'objet de ce contrat.

                  12. Notifications. Toute notification devant etre soumise ou envoyee a la Societe en vertu des dispositions de ce Contrat devra l'etre par ecrit et etre adressee au Secretaire general de la Societe au siege de cette derniere. Toute notification devant etre soumise ou envoyee au Beneficiaire en vertu des dispositions de ce Contrat devra l'etre par ecrit et etre adressee au Beneficiaire a l'adresse figurant sur la Notification ou a toute autre adresse qu'une telle partie pourrait, le cas echeant, indiquer par ecrit a la Societe. L'ensemble des notifications seront reputees soumises ou envoyees : en cas de livraison en mains propres ; trois (3) jours apres son envoi aux Etats-Unis par courrier recommande (avec accuse de reception) ; un (1) jour ouvrable apres son envoi par un quelconque service de courrier express avec accuse de reception (service prepaye) ; ou un (1) jour ouvrable apres son envoi par telecopie.

                  13. Sucesseurs et ayants droit. La Societe est en droit de ceder l'un ou l'autre de ses droits en vertu de ce Contrat. Ce Contrat liera les successeurs et les ayants droit de la Societe et entrera en vigueur au profit de tels successeurs et ayants droit. Sous reserve des restrictions imposees aux cessions indiquees dans ce document, ce Contrat sera obligatoire pour le Beneficiaire, ainsi que pour ses heritiers, executeurs testamentaires, administrateurs legaux, fondes de pouvoir, successeurs et ayants droit.

                  14. Droit applicable. Ce Contrat sera regi par, et interprete conformement aux lois internes de l'Etat de Californie, sans consideration des dispositions juridiques portant sur le choix du droit ou sur les conflits entre differentes lois.

                  15. Acceptation. Par le present Contrat, le Beneficiaire accuse reception d'une copie du Plan et de ce Contrat. Le Beneficiaire a lu et compris les dispositions et clauses de ce Contrat et accepte cette Option sous reserve de l'ensemble des dispositions et conditions du Plan et de ce Contrat. Le Beneficiaire reconnait que l'exercice de cette Option ou la cession d'Actions pourrait etre assujettie a des retombees fiscales defavorables et que la Societe a conseille au Beneficiaire de consulter un expert fiscal avant d'exercer ou de ceder cette Option.

            TRADUCTION NON OFFICIELLE - POUR INFORMATION UNIQUEMENT

                                   Annexe A

                               NIKU CORPORATION
     PLAN D'INCITATION A L'EPARGNE EN ACTIONS DE 2000 (ci-apres le "Plan")
                    CONTRAT D'EXERCICE D'OPTION SUR TITRES

Par le present contrat, je souscris le nombre suivant d'actions ordinaires de NIKU Corporation (ci-apres la " Societe") dans les conditions suivantes :

Beneficiaire_____________________  Nombre d'actions souscrites:_______________
Numero de securite sociale:______ Prix de souscription par action:___________ Adresse:_________________________ Prix de souscription global:_______________
        _________________________  Date du Contrat d'Option:__________________
        _________________________

Type d'Option: [ ] Option d'incitation a l'epargne Intitule exact des Actions:
                   en actions ________________________________________________

               [ ] Option sur titres non exemptees____________________________

1. Paiement du montant du Prix de souscription. Par le present Contrat, le Beneficiaire paie a la Societe le Montant global du Prix de souscription dans les limites autorisees par le Contrat d'option (ci-apres le "Contrat d'option") selon les modalites suivantes (cocher les cases applicables et remplir).

[ ]   par apport de fonds (via cheque bancaire) d'un montant de
      _____________________ dollars US, dont la reception est accusee par la Societe ;

[ ] par annulation de la dette de la Societe aupres du Beneficiaire d'un montant de ___________________________ dollars US

[ ]   par envoi de ______________________________ actions ordinaires de la
      Societe integralement payees, non imposables et pleinement attribuees, et detenues par le Beneficiaire pendant une periode minimum de six (6) mois avant la date de ce document (et qui ont ete payees, selon le sens assigne a ce terme par la Regle n(degree) 144 de la Securities and Exchange Commission, S.E.C.), ou obtenues par le Beneficiaire sur un marche de valeur mobilieres et qui sont detenues libres et quittes de tout droit de retention et de toute opposition, gage ou interet patrimonial, et evaluees a la Juste valeur de marche applicable de ____________________ dollars US par action ;

[ ] par la dispense, par le present Contrat, de la remuneration due ou accrue au profit du Beneficiaire pour services rendus d'un montant de ____________________________________ dollars US;

[ ] par le biais d'un engagement de " vente dans la journee ", ci-joint, de la part du Beneficiaire et du Courtier NASD nomme dans un tel engagement, d'un montant de _______________________________ dollars US ;
      ou

[ ] par le biais d'un engagement " sur marge ", envoye avec ce document, de la part du Beneficiaire et du Courtier NASD nomme dans un tel engagement, d'un montant de _______________________________ dollars US.

2. Accord de ne pas negocier les Actions en Bourse. Au cas ou la Societe et un garant d'emission d'Actions ordinaires (ou d'autres valeurs mobilieres) le lui demanderait, le Beneficiaire convient de ne pas vendre et de ne pas ceder ou liquider des Actions ordinaires (ou d'autres valeurs mobilieres) de la Societe detenues par le Beneficiaire au cours de la periode sollicitee par le garant d'emission principal a la suite de la date d'effet d'une declaration d'enregistrement emanant de la Societe et deposee en vertu de la Loi sur les valeurs mobilieres, a condition que l'ensemble des dirigeants et des administrateurs de la Societe soient tenus de signer des accords similaires.

3. Consequences fiscales. LE BENEFICIAIRE RECONNAIT QU'IL POURRAIT ETRE ASSUJETTI A DES CONSEQUENCES FISCALES DEFAVORABLES A LA SUITE DE LA SOUSCRIPTION OU DE LA CESSION D'ACTIONS DE SA PART. LE BENEFICIAIRE DECLARE AVOIR CONSULTE UN EXPERT FISCAL JUGE COMPETENT EN MATIERE DE SOUSCRIPTION ET DE CESSION D'ACTIONS, ET DECLARE PAR AILLEURS QU'IL N'ATTEND PAS DE LA SOCIETE QU'ELLE LE CONSEILLE DE QUELQUE MANIERE QUE CE SOIT EN MATIERE FISCALE.

4. Integralite du Contrat. Le Plan et le Contrat d'option sont incorpores a ce Contrat par reference. Ce Contrat d'exercice , le Plan et le Contra d'option representent collectivement l'integralite du contrat et de l'accord entre les parties, remplacent l'ensemble des accords et contrats anterieurs entre la Societe et le Beneficiaire portant sur l'objet de ce contrat, et sont regis par le droit de Californie, sans consideration des dispositions juridiques portant sur le choix du droit ou sur les conflits entre differentes lois.


Date:________________________       __________________________________________
                                    Signature du Beneficiaire

                              Accord du conjoint


         Je declare avoir lu le Contrat d'exercice de l'Option sur titres (le " Contrat ") et avoir pris connaissance de son contenu. Par le present Contrat, je consens et approuve l'ensemble des clauses du Contrat et convient que les Actions ordinaires de NIKU Corporation souscrites en vertu de ce Contrat (les " Actions "), ainsi que tout interet patrimonial que je pourrais detenir vis-a-vis de telles Actions, seront assujettis a l'ensemble des clauses du Contrat. A aucun moment je ne prendrai d'initiative visant a entraver l'execution des clauses du Contrat vis-a-vis de ces Actions ou de tout interet patrimonial que je pourrai posseder a l'egard de ces Actions.






           ______________________________________   Date :__________________
           Signature du conjoint du Beneficiaire

           ______________________________________
           Nom du conjoint (tape a la machine ou
           inscrit en lettres d'imprimerie)

           ______________________________________
           Nom du Beneficiaire (tape a la machine
           ou inscrit en lettres d'imprimerie)